Exhibit 99.1

Contacts:
Investor Relations:
Angela White
ir@vistaprint.com
+1 (781) 652-6480
Media Relations:
Jason Keith
publicrelations@vistaprint.com
+1 (781) 652-6444
Vistaprint Reports 2010 Fiscal Year Third Quarter Financial Results
•	Third quarter revenue grew 30 percent year over year to $166.0 million

•	Third quarter revenue grew 25 percent year over year excluding the impact of currency exchange rate fluctuations

•	GAAP net income per diluted share grew 6 percent year over year to $0.35

•	Non-GAAP adjusted net income per diluted share grew 5 percent year over year to $0.46
Venlo, the Netherlands, April 29, 2010 — Vistaprint N.V. (Nasdaq: VPRT), the company that provides high-impact personalized products and services for small businesses and the home, today announced financial results for the three month period ended March 31, 2010, the third quarter of its 2010 fiscal year.
“Vistaprint delivered strong third quarter revenue in line with our guidance,” said Robert Keane, president and chief executive officer. “Our earnings performance exceeded our expectations due to strong gross margins and lower than anticipated expenses during the quarter. We continued to execute toward our accelerated investment plans for the fiscal year, although the timing of some of our investments has shifted into the fourth quarter. We are pleased with our results and believe that we remain well positioned to continue to drive competitive advantage and deliver strong financial results for years to come.”

Financial Metrics:
•	Revenue for the third quarter of fiscal year 2010 grew to $166.0 million, a 30 percent increase over revenue of $127.5 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations, total revenue grew 25 percent from the third quarter a year ago. Excluding the termination of membership programs which generated 3.9 percent of total revenue in the third quarter of 2009, but 0 percent of total revenue in the third quarter of 2010, constant currency revenue growth was 30 percent year over year.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the third quarter was 64.1 percent, compared to 63.5 percent in the same quarter a year ago.

•	Operating income in the third quarter was $17.8 million, or 10.7 percent of revenue, and reflected an 11 percent increase compared to $16.0 million, or 12.5 percent of revenue in the same quarter a year ago.

•	GAAP net income for the third quarter was $16.2 million, or 9.7 percent of revenue, representing a 14 percent increase compared to $14.2 million, or 11.1 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the third quarter was $0.35, versus $0.33 in the same quarter a year ago.

•	Non-GAAP adjusted net income for the third quarter, which excludes share-based compensation expense and its related tax effect, was $21.5 million, or 12.9 percent of revenue, representing a 14 percent increase compared to $18.9 million, or 14.8 percent of revenue in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the third quarter, which excludes share-based compensation expense and its related tax effect, was $0.46, versus $0.44 in the same quarter a year ago.

•	Capital expenditures in the third quarter were $22.9 million, or 13.8 percent of revenue.

•	During the third quarter, the company generated $32.8 million in cash from operations and $8.3 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, and capitalization of software and website development costs.

•	The company had $172.3 million in cash, cash equivalents, and short-term marketable securities as of March 31, 2010.
Operating Metrics:
•	Vistaprint acquired approximately 1.6 million new customers in the third fiscal quarter ended March 31, 2010.

•	Repeat customers generated approximately 67 percent of total quarterly bookings in the third quarter, compared with 66 percent in the same quarter a year ago.

•	Average daily order volume in the third quarter of fiscal 2010 was approximately 54,000, reflecting an increase of approximately 23 percent over an average of approximately 44,000 orders per day in the same quarter a year ago.

•	Advertising and commissions expense was $33.2 million, or 20.0 percent of revenue in the third quarter, compared to $24.4 million, or 19.2 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 45 percent of total revenue in the third quarter, up from 38 percent in the same quarter a year ago.

•	Average order value in the third quarter, including revenue from shipping and processing, was $34.79, up from $31.06 in the same quarter a year ago.

•	Web site sessions in the third quarter were 81.9 million, a 24 percent increase over 65.8 million in the same quarter a year ago.

•	Conversion rates were 5.9 percent in the third quarter of fiscal 2010, compared to 6.0 percent in the same quarter a year ago.
During the quarter, Vistaprint broadened its product offering with ladies’ t-shirts, luggage tags, folded business cards, consumer websites, and recycled paper options for business cards and postcards. Additionally, the company launched the Vistaprint Visa® Business credit card, a joint offering in partnership with U.S. Bank that enables eligible Vistaprint customers to personalize credit card designs to match graphic images used in their marketing materials.
“With just one quarter left in fiscal 2010, we remain confident in our ability to achieve our targets,” said Mike Giannetto, chief financial officer. “Our plan to accelerate long-term growth investments is still on track for the remainder of the fiscal year, and in fact, we expect to be able to make additional investments in the fourth quarter and still meet our targets. As we have done in prior quarters, we are updating our guidance to reflect recent currency movements, which have historically impacted revenue more than earnings due to some natural hedging in our operating cost structure. Therefore, we are narrowing our full-year revenue guidance toward the low-end of the previously stated range, and narrowing our EPS guidance around the mid-point of the previously stated range.”
Financial Guidance as of April 29, 2010:
Based on current and anticipated levels of demand, the company expects the following financial results:
Revenue
•	For the fourth quarter of fiscal year 2010, ending June 30, 2010, the company expects revenue of approximately $169 million to $174 million.

•	For the full fiscal year ending June 30, 2010, the company expects revenue of approximately $675 million to $680 million.
GAAP Diluted Earnings Per Share
•	For the fourth quarter of fiscal year 2010, ending June 30, 2010, the company expects GAAP diluted earnings per share of approximately $0.24 to $0.27, which assumes 45.8 million weighted average shares outstanding.

•	For the full fiscal year ending June 30, 2010, the company expects GAAP diluted earnings per share of approximately $1.47 to $1.50, which assumes 45.4 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Diluted Share
•	For the fourth quarter of fiscal year 2010, ending June 30, 2010, the company expects non-GAAP adjusted net income per diluted share of approximately $0.35 to $0.38, which excludes expected share-based compensation expense and its related tax effect of approximately $5.4 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.3 million shares.

•	For the full fiscal year ending June 30, 2010, the company expects non-GAAP adjusted net income per diluted share of approximately $1.95 to $1.98, which excludes expected share-based compensation expense and its related tax effect of approximately $22.9 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.0 million shares.
Capital Expenditures
For the full fiscal year ending June 30, 2010, the company expects to make capital expenditures of approximately $95 million to $100 million. Planned capital investments include the expansion of the company’s Canadian manufacturing facility which is expected to be completed toward the end of fiscal year 2010, new manufacturing equipment to support the growth of the business, and continued investment in a new manufacturing facility in Australia which is expected to be operational in the first quarter of fiscal year 2011.
The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.
At approximately 4:20 p.m. (EDT) on April 29, 2010, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EDT) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 700-6067, access code 18201062. A replay of the Q&A session will be available on the company’s Web site following the call on April 29, 2010.

About non-GAAP financial measures
To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission (or SEC) rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant currency revenue growth, and constant currency revenue growth, ex-membership. The item excluded from the non-GAAP adjusted net income measurements is share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment, and capitalization of software and website development costs. Constant currency basis is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Total revenue growth, constant currency, ex-membership excludes both the estimated impact of currency described above, as well as the impact of the termination of the membership programs previously offered by Vistaprint. It is calculated by excluding all membership revenue from the periods presented.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.
Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that were non-cash in nature or may not have been indicative of our core business operating results, as well as showing the estimated impact of measuring our non-U.S. dollar denominated revenue on a constant currency basis. Vistaprint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing Vistaprint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.
The company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2010 and will reevaluate for future periods. Until Vistaprint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.
About Vistaprint
Vistaprint N.V. (Nasdaq: VPRT) provides more than eight million small businesses and consumers per year with the easiest way to make an impression at the best price. With a unique business model supported by proprietary technologies, high volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products for both small businesses and the home. Options range from business cards, brochures and websites to invitations, thank you notes, calendars and more. A global company, Vistaprint employs approximately 2,200 people, operates 20 localized Websites and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day, at www.vistaprint.com, and are satisfaction guaranteed.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business such as the financial guidance set forth under the heading “Financial Guidance as of April 29, 2010,” our operating performance, our margins, our market position, our planned investments, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of graphic design services and printed products to shop online, the failure of our investments, unexpected increases in our use of funds, our failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, our failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, the realization of the expected benefits of our redomiciliation to the Netherlands, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, and other documents we periodically file with the SEC.
In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.
Financial Tables to Follow

VISTAPRINT N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	March 31,	June 30,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$162,585	$133,988
Marketable securities	9,739	—
Accounts receivable, net of allowances of $56 and $172, respectively	10,245	5,672
Inventory	5,890	4,384
Prepaid expenses and other current assets	14,663	12,819

Total current assets	203,122	156,863
Property, plant and equipment, net	236,788	193,622
Software and web site development costs, net	6,431	6,754
Deferred tax assets	6,979	7,035
Other assets	11,512	5,275

Total assets	$464,832	$369,549

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$19,070	$11,347
Accrued expenses	61,292	43,724
Deferred revenue	4,350	3,393
Current portion of long-term debt	5,556	8,349

Total current liabilities	90,268	66,813
Deferred tax liabilities	1,613	1,637
Other liabilities	5,919	5,100
Long-term debt	—	10,465

Total liabilities	97,800	84,015

Shareholders’ equity:
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,814,829 and 49,175,223 shares issued and 43,700,959 and 42,805,811 outstanding, respectively	697	625
Treasury shares, at cost, 6,113,870 and 6,369,412, respectively	(28,396)	(29,881)
Additional paid-in capital	241,279	212,284
Retained earnings	154,875	98,784
Accumulated other comprehensive (loss) income	(1,423)	3,722

Total shareholders’ equity	367,032	285,534

Total liabilities and shareholders’ equity	$464,832	$369,549

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenue	$166,029	$127,523	$505,732	$380,658

Cost of revenue (1)	59,659	46,583	180,400	142,119
Technology and development expense (1)	19,601	15,646	57,770	44,700
Marketing and selling expense (1)	54,530	39,644	161,076	117,128
General and administrative expense (1)	14,427	9,664	43,543	30,240

Income from operations	17,812	15,986	62,943	46,471
Interest income	113	251	327	1,543
Other expense, net	14	389	648	1,755
Interest expense	123	342	670	1,075

Income before income taxes	17,788	15,506	61,952	45,184
Income tax provision	1,621	1,340	5,861	4,195

Net income	$16,167	$14,166	$56,091	$40,989

Basic net income per share	$0.37	$0.34	$1.30	$0.95

Diluted net income per share	$0.35	$0.33	$1.24	$0.92

Weighted average shares outstanding - basic	43,569,607	42,183,100	43,234,283	43,290,985

Weighted average shares outstanding - diluted	45,661,139	43,109,786	45,265,012	44,469,114

(1)	Share-based compensation is allocated as follows:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Cost of revenue	$186	$183	$633	$565
Technology and development expense	1,307	1,247	4,581	3,707
Marketing and selling expense	1,161	1,010	3,781	3,032
General and administrative expense	2,489	2,156	7,905	7,575

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Operating activities
Net income	$16,167	$14,166	$56,091	$40,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,399	9,345	32,702	25,991
Abandonment of acquired intangible assets	—	—	920	—
(Gain) loss on sale, disposal or impairment of long-lived assets	(15)	—	131	1,331
Amortization of premiums and discounts on short-term investments	45	—	45	—
Share-based compensation expense	5,143	4,596	16,900	14,879
Tax benefits derived from share-based compensation awards	(1,947)	(4,380)	(4,877)	(4,408)
Deferred taxes	(25)	—	(50)	—
Changes in operating assets and liabilities, excluding the effect of an acquisition:
Accounts receivable	(1,496)	(2,748)	(4,584)	(1,769)
Inventory	676	784	(1,656)	(844)
Prepaid expenses and other assets	(344)	562	1,527	(1,484)
Accounts payable	2,456	(906)	5,991	2,942
Accrued expenses and other liabilities	765	(1,871)	20,030	14,625

Net cash provided by operating activities	32,824	19,548	123,170	92,252

Investing activities
Purchases of property, plant and equipment	(22,880)	(18,075)	(73,828)	(59,575)
Proceeds from sale of equipment	177	—	177	—
Business acquisition, net of cash acquired	—	—	(6,496)	—
Purchases of marketable securities	(9,804)	—	(9,804)	(6,078)
Sales and maturities of marketable securities	—	6,200	100	25,037
Capitalization of software and website development costs	(1,657)	(1,992)	(4,804)	(5,319)

Net cash used in investing activities	(34,164)	(13,867)	(94,655)	(45,935)

Financing activities
Repayments of long-term debt	(386)	(799)	(13,514)	(2,423)
Payment of withholding taxes in connection with vesting of restricted share units	(1,654)	(427)	(4,366)	(1,832)
Repurchase of ordinary shares	—	—	—	(45,518)
Tax benefits derived from share-based compensation awards	1,947	4,380	4,877	4,408
Proceeds from issuance of shares	5,338	1,472	13,407	4,757

Net cash provided by (used in) financing activities	5,245	4,626	404	(40,608)

Effect of exchange rate changes on cash	(445)	(455)	(322)	(1,110)

Net increase in cash and cash equivalents	3,460	9,852	28,597	4,599

Cash and cash equivalents at beginning of period	159,125	97,892	133,988	103,145

Cash and cash equivalents at end of period	$162,585	$107,744	$162,585	$107,744

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2010		2009		2010		2009
Non-GAAP adjusted net income reconciliation:
Net income	$16,167		$14,166		$56,091		$40,989
Add back:
Share-based compensation expense, inclusive of income tax effects	5,315	(a)	4,761	(b)	17,494	(c)	15,413	(d)

Non-GAAP adjusted net income	$21,482		$18,927		$73,585		$56,402

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.35		$0.33		$1.24		$0.92
Add back:
Share-based compensation expense, inclusive of income tax effects	0.11		0.11		0.36		0.34

Non-GAAP adjusted net income per diluted share	$0.46		$0.44		$1.60		$1.26

Non-GAAP weighted average shares outstanding — diluted	46,230,824		43,278,878		45,939,637		44,814,530

(a)	Includes share-based compensation charges of $5,143 and the income tax effects related to those charges of $172

(b)	Includes share-based compensation charges of $4,596 and the income tax effects related to those charges of $165

(c)	Includes share-based compensation charges of $16,900 and the income tax effects related to those charges of $594

(d)	Includes share-based compensation charges of $14,879 and the income tax effects related to those charges of $534

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Free cash flow reconciliation:
Net cash provided by operating activities	$32,824	$19,548	$123,170	$92,252
Purchases of property, plant and equipment	(22,880)	(18,075)	(73,828)	(59,575)
Capitalization of software and website development costs	(1,657)	(1,992)	(4,804)	(5,319)

Total free cash flow	$8,287	$(519)	$44,538	$27,358

	GAAP Revenue
	Three Months Ended
	March 31,		2010-2009
	2010	2009%	Change

Constant currency and constant currency ex-membership reconciliations:
Revenue, as reported	$166,029	$127,523	30%
Estimated effect of currency fluctuations on revenue growth			(5%)

Total revenue growth, constant currency			25%

Effect of terminations of membership programs on revenue growth			5%

Total revenue growth, constant currency, ex-membership			30%

Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar. Total revenue growth, constant currency, ex membership excludes both the estimated impact of currency described above, as well as the impact of the termination of the membership programs previously offered by Vistaprint. It is calculated by subtracting all membership revenue from the periods presented. In the third quarter of fiscal 2009, membership programs generated 3.9% of total revenue. In the third quarter of fiscal 2010, membership programs generated 0% of total revenue.